SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(305) 572-9533
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Dismissal of previous independent registered public accounting firm

Effective August 11, 2011, BioZone Pharmaceuticals, Inc. (the “Company”) dismissed Q Accountancy Corporation (“QAC”), which served as the Company’s independent auditor for the period from March 30, 2010 to August 11, 2011 (the “Period”).  The decision to change accountants was approved and ratified by our board of directors.

Except as noted in the following paragraph, QAC’s reports during the Period did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report prepared by QAC relating to the Company’s financial statements for the period ended December 31, 2010 includes an explanatory paragraph expressing the substantial doubt about the Company’s ability to continue as a going concern.

During the Period, the Company had no disagreements with QAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to QAC’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements issued during the Period.

Except as noted in the following paragraph, during the Period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company identified a material weakness in internal control over financial reporting arising from a lack of proper segregation of functions, duties and responsibilities with respect to the Company’s cash and control over the disbursements related thereto due to its very limited staff, including accounting personnel.

The Company disclosed in such report that it has applied compensating procedures and processes as necessary to ensure the reliability of its financial reporting. There was no disagreement with QAC concerning management’s disclosure of this material weakness in internal control over financial reporting by the Company.

The Company provided QAC with a copy of the disclosure set forth under this Item 4.01 and QAC was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 19, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

New independent registered public accounting firm

Effective August 11, 2011, the Company engaged Paritz & Company, P.A. (“Paritz”) as its independent registered accounting firm for the fiscal year ending December 31, 2011.

During the Period, neither the Company nor anyone acting on its behalf consulted with Paritz regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Paritz concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a  disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Q Accountancy Corporation to Securities and Exchange Commission dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: August 22, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and CFO